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                                                                   EXHIBIT 99.1


I.      CSFB COMMITMENT LETTER DATED AUGUST 4, 2000

     Pursuant to the understanding of Credit Suisse First Boston (Europe) Limited ("CSFB") that JOMED N.V., a company organized under the laws of The Netherlands ("JOMED"), was proposing to enter into an agreement and plan of merger (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of JOMED would acquire by tender offer (the "Tender Offer") and subsequent merger all of the outstanding shares of EndoSonics Corporation (collectively, the "Acquisition") and to JOMED's request that CSFB commit to manage an offering of JOMED's common stock to provide the funds necessary to acquire shares of EndoSonics Corporation in the Acquisition, CSFB, in a commitment letter dated August 4, 2000 (the "Commitment Letter"), committed to provide U.S. $150 million to JOMED by managing an offering of JOMED's common stock, subject to the following material terms and conditions:

     1. CSFB agreed to deliver to JOMED proceeds in the amount of U.S. $150 million from an offering of such number of shares as CSFB may determine but not to exceed the maximum number of shares approved at the extraordinary meeting of shareholders referred to below, which offering is subject to, and will be conducted pursuant to, a purchase agreement to be entered into by JOMED and CSFB (the "Purchase Agreement"). Certain material terms of the form of Purchase Agreement that was attached to the Commitment Letter are summarized in SECTION II below. JOMED appointed CSFB as sole global coordinator of the offering on the terms contained in or incorporated by the Commitment Letter.

     2. CSFB agreed to work with JOMED in the preparation of the offering in a manner customary for the global coordinator of such an offering and JOMED agreed that JOMED will take the actions customary for an issuer in connection with such an offering, including ensuring that CSFB and counsel have the opportunity to conduct customary due diligence on JOMED and EndoSonics, preparation of appropriate offering documentation and preparation of and conducting a roadshow.

     CSFB's obligation to commence marketing the offering is conditioned on all necessary shareholder and corporate approvals (including, without limitation, an extraordinary meeting of shareholders' approval for capital increase in an amount to be mutually agreed between JOMED and CSFB and waiver of preemptive rights) for the offering as contemplated hereby and in the Purchase Agreement being obtained to CSFB's satisfaction prior to commencement of the roadshow. In addition, on the date of the roadshow certain conditions to the Tender Offer, e.g., market-out, must be satisfied in CSFB's judgement, after consultation with JOMED.

     3. As is customary in equity offerings of this nature, at the end of the bookbuilding period CSFB and JOMED will execute the Purchase Agreement. CSFB will, based on the investor interest in shares and orders received, inform JOMED of the number of shares to be delivered pursuant to the Purchase Agreement in order to provide the proceeds referred to above. CSFB's obligation to sign and close the Purchase Agreement is subject to the same conditions to the Tender Offer as in the previous paragraph being satisfied in CSFB's reasonable judgment, after consultation with JOMED; at that time. Without limiting the generality of the foregoing, as contemplated by condition (f) in Annex I of the Merger Agreement, CSFB will have no obligation to sign the Purchase Agreement if on the signing date of the Purchase Agreement, the price of JOMED's shares on the SWX Swiss Exchange is less than (i) 42 Swiss francs or (ii)


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one-half of the closing price of JOMED's shares on the SWX Swiss Exchange on the first trading day following the announcement of the Tender Offer and the Merger.

     4. The closing of the equity offering will occur pursuant to, and subject to the conditions contained in, the Purchase Agreement, simultaneously with and conditioned on the closing of the Tender Offer (without any conditions thereto having been waived without CSFB's consent).

     5. CSFB's commitment under the Commitment Letter will terminate on the drop dead date provided for in the Merger Agreement. JOMED's obligations to pay CSFB's expenses and indemnify CSFB will survive any such termination.

     6. The Commitment Letter may not be amended or modified except in writing by JOMED and CSFB and is governed by and will be construed in accordance with English law. Any dispute arising out of or in connection with the Commitment Letter will be within the exclusive jurisdiction of the English courts, and both JOMED and CSFB irrevocably submitted to such jurisdiction.


II.     FORM OF PURCHASE AGREEMENT

     A. CONDITIONS TO CSFB'S OBLIGATIONS. CSFB's obligation under the Purchase Agreement to complete the offering and deliver the proceeds therefrom to JOMED will be subject to the following conditions:

            1. On the trading day immediately preceding the closing date under the Purchase Agreement (the "Closing Date"), the closing price of JOMED's shares (the "Shares") on the SWX Swiss Exchange shall be no less than (i) 42 Swiss francs or (ii) one-half of the closing price of the Shares on the SWX Swiss Exchange on the first trading day following the announcement of the Offer and the Merger.

            2. JOMED shall have performed all of its obligations under the Purchase Agreement to be performed on or by the Closing Date.

            3. CSFB shall have received certified copies of the resolutions of JOMED's Management Board and the Supervisory Board authorizing the issuance and sale of the shares to be purchased and sold by CSFB in the offering.

            4. CSFB shall have received a copy of the SWX Swiss Exchange Listing Agreement to be signed by JOMED on the date the offering price of the Shares is determined (the "Pricing Date") and to be delivered to the SWX Swiss Exchange no later than 8:00 a.m., Zurich time, on the date after the Pricing Date.

            5. All of the conditions for the closing of the Tender Offer shall have been satisfied in CSFB's reasonable judgment.


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            6.     CSFB shall have received a certificate dated the
     Closing Date and signed on behalf of JOMED by JOMED's chief executive officer and the chief financial officer, to the effect set forth in
     SECTION II(A)(4) above and to the effect that JOMED's representations and warranties contained in the Purchase Agreement are true and correct as of such date and that JOMED has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the date of the Purchase Agreement. Each officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            7. CSFB shall have received a final offering circular signed by JOMED.

            8. CSFB shall have received on or by the Closing Date, each dated the Closing Date:

                   i. An opinion of JOMED's Dutch counsel, covering certain specified matters;

                  ii. An opinion of JOMED's U.S. counsel, covering certain specified matters;

                 iii.     An opinion of JOMED's Swedish counsel,
           covering certain specified matters;

                  iv. An opinion of JOMED's German patent counsel, covering certain specified matters;

                   v. An opinion of CSFB's U.S. counsel, covering certain specified matters;

                  vi. An opinion of JOMED's U.S. patent counsel, covering certain specified matters; and

                 vii.     Letters from JOMED's independent public
           accountants, covering certain specified matters.

            9. None of the events specified in SECTION II(B) below shall have occurred.

            10.     The SWX Swiss Exchange shall have approved the
     Shares for listing on the SWX New Market of the SWX. Prior to the date of the Purchase Agreement, no order suspending the public offering of the Shares shall have been issued and no proceedings for any such purpose shall have been instituted or, to the knowledge of JOMED or CSFB, shall be contemplated by the SWX Swiss Exchange or any other governmental or self-regulatory agency or body.

            11. Customary "lock-up" agreements between CSFB and certain of JOMED's shareholders shall have been delivered to CSFB on or before the date of the Purchase Agreement and shall be in full force and effect on the Closing Date.


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            12.     CSFB may waive any of the conditions set forth in
     this SECTION II(A) in its discretion. If any of the foregoing conditions has not occurred on the Closing Date and CSFB has not waived such condition pursuant to the preceding sentence, CSFB may terminate the Purchase Agreement and will have no obligations under the Purchase Agreement.

     B. TERMINATION. The Purchase Agreement is subject to termination by notice given by CSFB to JOMED, if (a)(i) on the trading day immediately preceding the Closing Date the price of the Shares falls below the amount set forth in SECTION II(A)(1) above, or (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, the SWX Swiss Exchange (whether on the SWX New Market segment or otherwise), (iii) a general moratorium on commercial banking activities shall have been declared by authorities in either Switzerland or the Netherlands, (iv) there shall have occurred a general crisis in international exchange markets or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, whether or not foreseeable, that, in CSFB's judgment, is material and adverse and (b) in the case of any of the events specified in clause (a)(i) above, such event, singly or together with any other such event, makes it, in CSFB's judgment after consultation with JOMED, impracticable to market the Shares on the terms and in the manner contemplated in the offering circular.


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